Amendment No. 1 to

SHARE EXCHANGE AGREEMENT

Dated as of January 7, 2019

This Amendment No. 1 to Share Exchange Agreement (this “Amendment”) is entered into as of the date first set forth above by and between (i) Novo Integrated Sciences, Inc., a Nevada corporation (the “Parent”); (ii) Novo Healthnet Limited, a limited company incorporated under the Laws (as defined below) of the Province of Ontario, Canada (“NHL” and together with the Parent, the “Buyer”) and (iii) CannaPiece Group Inc., an Ontario, Canada corporation (“CPG”, “Seller”). Each of the Parent, NHL and CPG may be referred to herein collectively as the “Parties” and separately as a “Party.

WHEREAS, the Parent, NHL and CPG are parties to that certain Share Exchange Agreement dated as of December 18. 2018 (the “Original Agreement”); and

WHEREAS, the Parties now desire to amend the Original Agreement as set forth herein;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

1.	Definitions. Defined terms used herein without definition shall have the meaning given them in the Original Agreement.

2.	Amendment.

(a) Section 2.02(b) of the Original Agreement is hereby amended in its entirety to provide as follows: “The Subscription Agreements value will be CAD $5,000,000 in the aggregate (the “Investment”). The Subscription Agreements for the total Investment will be executed and delivered by CPG, together with payment of the applicable subscription funds, by no later than January 31, 2019.”

3. Miscellaneous.

(a)	Other than as amended herein, the Original Agreement shall remain in full force and effect.

(b)	This Amendment shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Nevada, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Amendment shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida. By execution and delivery of this Amendment, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

(c)	The headings contained in this Amendment are intended solely for convenience and shall not affect the rights of the Parties.

(d)	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Amendment shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures Appear on Following Page]

1

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first-above written.

Novo Integrated Sciences, Inc.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	Chief Executive Officer

Novo Healthnet Limited

By:	/s/ Dr. Pierre Dalcourt
Name:	Dr. Pierre Dalcourt
Title:	President

CannaPiece Group Inc.

By:	/s/ Ahmad Rasouli
Name:	Ahmad Rasouli
Title:	CEO

2